Exhibit 10.73

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of July 18, 2003, is made by IMPCO TECHNOLOGIES, INC., a Delaware corporation (the “Company”) (together with any Subsidiary thereof that executes a Joinder Agreement, the “Pledgors” and each, a “Pledgor”) in favor of BISON CAPITAL STRUCTURED EQUITY PARTNERS, LLC, a Delaware limited liability company, as Collateral Agent (in such capacity, the “Collateral Agent”) for Purchaser party to that certain Securities Purchase Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Pledgors, the Collateral Agent and Purchaser.

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to sell to Purchaser, and Purchaser has agreed to purchase, the Note and the Warrant upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the obligation of Purchaser to purchase the Note and the Warrant that the Pledgors shall have executed and delivered this Agreement (as defined herein) to secure payment and performance of the Obligations.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and Purchaser to enter into the Purchase Agreement and to induce Purchaser to purchase the Note and the Warrant, each of the Pledgors hereby agrees with the Collateral Agent, for the benefit of the Collateral Agent and of Purchaser, as follows:

1. Defined Terms

(a) Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

(b) The following terms shall have the following meanings:

“Agreement”: this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

“Collateral”: the Pledged Equity and all Proceeds.

“Issuers”: the collective reference to the Persons identified on Schedule 1 attached hereto (as such Schedule 1 may be supplemented from time to time pursuant to the terms of this Agreement) as the issuers of the Pledged Equity; individually, each an “Issuer.”

“Payment Account”: shall have the meaning set forth in the Security Agreement.

“Pledged Equity”: the shares or units of Equity listed on Schedule 1 hereto, together with all additional shares or units of Equity, equity certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to any Pledgor while this Agreement is in effect.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity, collections thereon or distributions with respect thereto.

“UCC”: the Uniform Commercial Code, as in effect from time to time, of the State of New York.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Pledge; Grant of Security Interest; Certain Limited Exclusions

Each of the Pledgors hereby pledges and grants to the Collateral Agent, for the benefit of the Collateral Agent and of Purchaser, subject to the provisions of the Intercreditor Agreement, a first priority perfected security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (including, but not limited to, obligations under the Purchase Agreement, the Note and the Guarantee).

Notwithstanding anything herein to the contrary, in no event shall the security interest granted under this Section 2 attach to, and the Collateral shall not include:

(a) more than 66% of the Equity of any Foreign Subsidiary to the extent that a pledge of more than 66% of such Equity will result in a material adverse Tax consequence for the Company; and

(b) any Equity subject to any agreement to which any Pledgor is a party to the extent that the pledge of such Equity or the creation of a security interest therein would constitute a breach of the terms of such agreement, or would permit any party to terminate such agreement, in each case as entered into by the applicable Pledgor; provided that, any of the Equity excluded in accordance with the foregoing shall cease to be so excluded if the applicable Pledgor has obtained all of the consents of the parties necessary for the pledge or creation of a security interest in, such Equity; provided, further, that the applicable Pledgor hereby covenants and agrees to obtain such consents within ninety (90) days of the date hereof, except in the case of consenting parties that are Governmental Authorities, the applicable Pledgor shall use its best efforts to obtain such consents within the 90-day period provided above.

Upon request by one or more Pledgors, the Collateral Agent shall surrender to any Foreign Subsidiary or its transfer agent, for cancellation, any certificate in its possession representing more than 66% of the Equity of such Foreign Subsidiary in exchange for the issuance by such Foreign Subsidiary of (i) a replacement certificate representing 66% of the Equity of such Foreign Subsidiary, which replacement certificate shall be returned directly to the Collateral Agent subject to the terms of this Agreement, and (ii) a replacement certificate representing the difference between the amount of Equity of such Foreign Subsidiary owned by the applicable Pledgor, less the amount of Equity represented by the certificate transmitted to the Collateral Agent pursuant to sublause (i) above, which replacement certificate shall be transmitted to such Pledgor or its designee; provided, however, that such Foreign Subsidiary or transfer agent shall agree in writing, prior to such surrender, to hold the surrendered certificate and the replacement certificate representing 66% of the Equity of such Foreign Subsidiary on behalf of the Collateral Agent for purposes of perfection under the UCC.

3. Delivery; Stock Powers

Concurrently with the execution and delivery of this Agreement, each Pledgor shall deliver to the Collateral Agent all originals of all certificates evidencing any Pledged Equity then owned by Pledgor and promptly after acquiring rights in any additional Pledged Equity shall deliver to the Collateral Agent all originals of all certificates evidencing any such Pledged Equity. Concurrently with the delivery to the Collateral Agent of each certificate representing one or more shares or units of Pledged Equity to the Collateral Agent, each of the Pledgors shall deliver an undated equity interest power covering such certificate, duly executed in blank by such Pledgor. For so long as the obligations under the Senior Credit Agreement remain in effect, the requirement to physically deliver certificates evidencing the Pledged Equity shall be satisfied by delivering the foregoing to the Lender and obtaining the written acknowledgement of the Lender that it holds such Pledged Equity for the benefit of the Collateral Agent. In the event that any of the Pledged Equity shall constitute uncertificated securities for purposes of Article 8 of the UCC and subject to the provisions of the Inercreditor Agreement, each Pledgor shall either (a) cause the Collateral Agent to become the registered owner thereof or (b) cause the issuer of such uncertificated security to agree in writing to comply with all instructions issued by the Collateral Agent without further consent by the registered owner.

4. Representations and Warranties

Each of the Pledgors represents and warrants that:

(a) Such Pledgor has the organizational power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary organizational action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

(b) This Agreement constitutes a legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, and upon delivery to the Collateral Agent of the certificates evidencing the Pledged Equity, the security interest created pursuant to this Agreement will constitute, subject to the provisions of the Intercreditor Agreement, a valid, first priority, perfected security interest in the Collateral, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c) The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law or Contractual Obligation of such Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Pledgor pursuant to any requirement of law or Contractual Obligation of such Pledgor, except the security interest created by this Agreement or as provided in the Intercreditor Agreement.

(d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any equityholder or creditor of the Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the exercise of remedies with respect to any Collateral other than as required by the Intercreditor Agreement.

(e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Pledgor, threatened by or against such Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(f) Other than as described in Schedule 1, the shares or units of Pledged Equity constitute all the issued and outstanding equity of each Issuer.

(g) All the shares or units of the Pledged Equity have been duly and validly issued and are fully paid and nonassessable.

(h) Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Equity, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement or, in favor of the Senior Lender.

(i) (A) The terms of each of the certificates or other instruments representing Equity in a limited liability company or partnership that is or will be pledged hereunder expressly provides or will provide (no later than sixty (60) days after the date hereof) that it is a security governed by Article 8 of the Uniform Commercial Code as in effect in each applicable jurisdiction; (B) pursuant to the terms of its Governing Documents, (1) the related Issuer has elected or will elect (no later than sixty (60) days after the date hereof) for its Equity securities to be governed by Article 8 of the Uniform Commercial Code as in effect in each applicable jurisdiction, (2) to the extent within such Pledgor’s control, each Equity security of such Issuer shall or will bear a legend stating such election, (3) the provisions of such Governing Document setting forth the items in clauses (1) and (2) above (collectively, the “Opt-In Clauses”) are not subject to amendment and any purported amendment shall be null and void by its terms; and (C) such terms are in full force and effect or will be in full force and effect on the date any such Equity security is pledged hereunder.

5. Covenants

Each of the Pledgors covenants and agrees with the Collateral Agent and Purchaser that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released, subject to the terms of the Intercreditor Agreement:

(a) Subject to Section 6 hereof, if such Pledgor shall, as a result of its ownership of the Pledged Equity, become entitled to receive or shall receive any equity certificate (including, without limitation, any certificate representing an equity interest dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares or units of the Pledged Equity, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Collateral Agent and Purchaser and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Pledgor to the Collateral Agent, if required, together with an undated equity interest power covering such certificate duly executed in blank by such Pledgor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Subject to Section 6 hereof, (1) any sums paid upon or in respect of the Pledged Equity upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, (2) in case any distribution of capital shall be made on or in respect of the Pledged Equity or any property shall be distributed upon or with respect to the Pledged Equity pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations and (3) any sums of money or property so paid or distributed in respect of the Pledged Equity shall be received by such Pledgor, such Pledgor shall promptly pay or deliver such money or property to the Collateral Agent (no later than three (3) days after the receipt of the same) and, until such money or property is paid or delivered to the Collateral Agent, hold such money or property as additional collateral security for the Obligations.

(b) Without the prior written consent of the Collateral Agent, such Pledgor will not (1) vote to enable, or take any other action to permit, any Issuer to issue any equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any equity securities of any nature of any Issuer, (2) sell, assign, transfer, exchange, or otherwise enter into a derivatives transaction or otherwise hedge or dispose of, or grant any option with respect to, the Collateral, (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or in favor of the Senior Lender or (4) enter into any agreement or undertaking (other than as may be required by law) restricting the right or ability of such Pledgor or the Collateral Agent to sell, assign or transfer any of the Collateral.

(c) Such Pledgor shall maintain the security interest created by this Agreement, subject to the provisions of the Intercreditor Agreement, as a first priority, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever except to the security interest of the Senior Lender. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(d) Such Pledgor shall pay, and save the Collateral Agent and Purchaser harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(e) Such Pledgor shall (i) pledge to the Collateral Agent, for the benefit of the Collateral Agent and of Purchaser, any Equity it acquires in a new Subsidiary from time to time after the Closing Date by delivering to the Collateral Agent a supplement to Schedule 1 attached hereto and (ii) cause any Subsidiary not party to this Agreement to become a party to this Agreement upon the acquisition by such Subsidiary of a new Subsidiary and to pledge its Equity in such new Subsidiary to the Collateral Agent, for the benefit of the Collateral Agent and Purchaser.

(f) Such Pledgor shall not agree to any amendment or repeal of any Opt-In Clauses without the prior express written consent of the Collateral Agent and, in any event, shall promptly notify the Collateral Agent in writing if for any reason the related Pledged Equity ceases to be a security for purposes of the UCC in any applicable jurisdiction.

6. Cash Dividends; Voting Rights

Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Pledgors of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 9 below, each Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers and consistent with past practice, to the extent permitted in the Purchase Agreement, in respect of the Pledged Equity and to exercise all voting and organizational rights with respect to the Pledged Equity; provided, however, that no vote shall be cast or organizational right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would materially impair the Collateral or which would be materially inconsistent with or result in any violation of any provision of the Purchase Agreement, the Note, this Agreement or any other Transaction Document.

7. Rights of Purchaser and the Collateral Agent

(a) All money Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent, for the benefit of the Collateral Agent and of Purchaser, in a Payment Account. All Proceeds while held by the Collateral Agent in a Payment Account (or by any Pledgor in trust for the Collateral Agent and Purchaser) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 26(m)(ii) of the Security Agreement.

(b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the Pledgors, (1) the Collateral Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Equity and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (2) all shares or units of the Pledged Equity shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, organizational and other rights pertaining to such shares or units of the Pledged Equity at any meeting of equityholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares or units of the Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Pledgor or the Collateral Agent of any right, privilege or option pertaining to such shares or units of the Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer Collateral Agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

8. Consent

Each Pledgor which is either an issuer or an owner of any Pledged Equity hereby consents to the grant by each other Pledgor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Equity to the Collateral Agent or its designee following an Event of Default and to the substitution of the Collateral Agent or its designee as a partner, member or shareholder of the issuer of the related Pledged Equity. Each Pledgor shall cause each issuer of any Pledged Equity to execute and deliver to the Collateral Agent an acknowledgement substantially in the form of Exhibit A hereto.

9. Remedies

(a) If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds held in any Payment Account in payment of the Obligations in such order as the Collateral Agent may elect.

(b) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of Purchaser, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Collateral Agent or Purchaser or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or Purchaser shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgors, which right or equity is hereby waived or released. The Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all Purchasers’ Expenses in any way relating to the Collateral or the rights of the Collateral Agent and Purchaser hereunder, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Collateral Agent account for the surplus, if any, to the Pledgors. To the extent permitted by applicable law, each of the Pledgors waives all claims, damages and demands it may acquire against the Collateral Agent or Purchaser arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(c) Each of the Pledgors shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent or Purchaser to collect such deficiency.

10. Resales of Pledged Equity

(a) Each of the Pledgors will cause the Issuer thereof to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to permit the Pledged Equity, or any portion thereof, to be sold under the provisions of the Securities Act relating to resales of securities absent registration thereunder.

(b) Each of the Pledgors recognizes that the Collateral Agent may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each of the Pledgors acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each of the Pledgors further agrees to use its commercially reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 10 valid and binding and in compliance with any and all other applicable requirements. Each of the Pledgors further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Collateral Agent and Purchaser, that the Collateral Agent and Purchaser have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against each of the Pledgors, and each of the Pledgors hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Purchase Agreement.

11. Irrevocable Authorization and Instruction to Issuer

Each of the Pledgors hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Collateral Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that each Issuer shall be fully protected in so complying.

12. Collateral Agent’s Appointment as Attorney-in-Fact

(a) Subject to the Intercreditor Agreement, each of the Pledgors hereby irrevocably constitutes and appoints the Collateral Agent and any officer of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in the Collateral Agent’s own name, from time to time in the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

(b) Each of the Pledgors hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 12(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

13. Duty of Collateral Agent

The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account, except that the Collateral Agent shall have no obligation to invest funds held in any Payment Account and may hold the same as demand deposits. Except as provided in Section 9-207 of the UCC, neither the Collateral Agent, Purchaser nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

14. Authorization of Financing Statements

Pursuant to Section 9-102 of the UCC, the Pledgors authorize the Collateral Agent to file financing statements with respect to the Collateral in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

15. Authority of the Collateral Agent

Each of the Pledgors acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and Purchaser, be governed by the Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as collateral agent for Purchaser with full and valid authority so to act or refrain from acting, and neither the Pledgors nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

16. Notices

Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given to the Company on behalf of the Pledgors and the Issuers in the manner, and deemed received, as provided for in the Purchase Agreement.

17. Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18. Amendments in Writing; No Waiver; Cumulative Remedies

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgors and the Collateral Agent; provided, that any provision of this Agreement may be waived by the

Collateral Agent and Purchaser in a letter or agreement executed by the Collateral Agent or by telex or facsimile transmission from the Collateral Agent.

(b) Neither the Collateral Agent nor Purchaser shall by any act (except by a written instrument pursuant to paragraph (a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or Purchaser, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or Purchaser of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or Purchaser would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

19. Section Headings

The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

20. Successors and Assigns

This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Collateral Agent and Purchaser and their respective successors and assigns.

21. Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

“Pledgor”

IMPCO TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated July 18, 2003, made by the Pledgors (as defined therein) for the benefit of Bison Capital Structured Equity Partners, LLC, as Collateral Agent (the “Pledge Agreement”). The undersigned agrees for the benefit of the Collateral Agent and of Purchaser as follows:

1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned confirms the statements made in the Pledge Agreement with respect to the undersigned including, without limitation, in Sections 4(f), (g), (h) and, if applicable, (i) and Schedule 1.

3. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement.

3. The terms of Sections 6 and 10 of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Sections 6 and 10 of the Pledge Agreement.

[ISSUER]

By:
Name:
Title:
Address for Notices:

Fax:

SCHEDULE 1

TO PLEDGE AGREEMENT

DESCRIPTION OF PLEDGED EQUITY

Issuer	Issuer’s Jurisdiction Under UCC Section 9-305(a)(1)	Class of Equity*	Equity Certificate No.	Percentage of Shares or Units	No. of Shares or Units

*	Equity is assumed to be common equity unless otherwise indicated.